SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549



                            FORM 8-K
                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 2, 1997

                      THE LOEWEN GROUP INC.
     (Exact name of registrant as specified in its charter)


 British Columbia,            1-12163             98-0121376
       Canada          (Commission File       (IRS Employer
  (State or other          Number)         Identification No.)
  jurisdiction of
   incorporation)





4126 Norland Avenue, Burnaby, British Columbia, Canada V5G 3S8
  (Address of principal executive offices)        (zip code)



Registrant's telephone number, including area code 604-299-9321



                                              N/A
  (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

          The Loewen Group Inc., a corporation organized under the laws of British Columbia, Canada ("Loewen"), is filing this Current Report on Form 8-K solely for the purpose of updating the description of its Common shares without par value ("Common Shares"), contained in the Registration Statement on Form 20-F filed by Loewen on March 30, 1990 (File No. 0-18429).

          The following description does not purport to be complete and is qualified in its entirety by reference to Loewen's Altered Memorandum and Articles, as amended (the "Charter Documents"), and Shareholder Protection Rights Plan Agreement, as amended (the "Rights Plan"), contained in the exhibits hereto.

                  DESCRIPTION OF CAPITAL STOCK

GENERAL

          The authorized capital of Loewen consists of 990,000,000 shares without par value divided into 750,000,000
Common Shares, 40,000,000 Class A shares without par value
("Class A Shares"), and 200,000,000 First Preferred Shares without par value ("First Preferred Shares").

COMMON SHARES

          Each Common Share carries one vote on a poll (ballot) at all meetings of shareholders, participates equally in any dividend declared by the Board of Directors on such shares (subject to the dividend priority of any First Preferred Shares) and carries the right to receive (after the return of capital and accrued but unpaid dividends on any First Preferred Shares) a proportionate share of the assets of Loewen available for distribution in the event of a liquidation. The Common Shares and the Class A shares rank equally as to dividends and distribution on winding up. See "_Class A Shares."

          Holders of Common Shares have no conversion, redemption or preemptive rights relating, and no sinking fund provisions are applicable, to such shares. All of the currently outstanding Common Shares are fully paid and nonassessable. The rights attaching to the Common Shares may not be modified unless authorized by three fourths of the votes cast by the Common Shares at a meeting of the shareholders.

CLASS A SHARES

          The Class A shares, which rank pari passu with the Common Shares, were created in connection with the issuance of warrants to the purchasers of certain subordinated debentures issued by Loewen. All of the warrants to acquire Class A shares were exercised by the debenture holders when Loewen made its initial public offering, and all of the issued Class A shares have
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been converted into Common Shares.  Loewen has no current
intention to issue any Class A Shares.

FIRST PREFERRED SHARES

          First Preferred Shares may be issued from time to time in one or more series and in such numbers and with such special rights and restrictions attached to each series as the Board of Directors of Loewen determines. The First Preferred Shares, as a class, are entitled to preference over the Common Shares and shares of any other class ranking junior to the First Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding up of Loewen, whether voluntary or involuntary, or in the event of any other distribution of assets of Loewen among its shareholders for the purpose of winding up its affairs (a "Liquidation"). In the event of non-payment of the full amount of dividends payable or any other amount payable on winding up or other return of capital, the First Preferred Shares of each series will participate ratably with the First Preferred Shares of every other series in accordance with the respective amounts payable.

          SERIES A PREFERRED SHARES

          In March 1988, the Board of Directors of Loewen designated 1,000,000 First Preferred Shares as 7.75% Cumulative Redeemable Convertible First Preferred Shares, Series A ("Series A Preferred Shares"), all of which shares were issued on March 30, 1988. On or prior to May 29, 1990, all of the Series A Preferred Shares were converted to Common Shares. Loewen has no current intention to issue any Series A Preferred Shares.

          SERIES B PREFERRED SHARES

          In June 1994, in connection with the 1994 Management Equity Investment Plan (the "MEIP"), the Board of Directors of Loewen designated 425,000 First Preferred Shares as Series B Preferred Shares. As of the date hereof, no Series B Preferred Shares have been issued. Each Series B Preferred Share will be convertible into 10 Common Shares at any time before July 15, 2011. As and when cash dividends are declared on the Common Shares, the holders of Series B Preferred Shares are entitled to equivalent cash dividends in proportion to the conversion basis. The Series B Preferred Shares are non-voting.

          Participants in the MEIP were issued investment options ("Investment Options") to acquire debentures of LGII ("MEIP Debentures"). In connection therewith, Loewen entered into an exchange acknowledgment dated as of June 14, 1994, pursuant to which Loewen will issue Series B Preferred Shares to participants in the MEIP in exchange for their MEIP Debentures. Participants in the MEIP have undertaken that, immediately upon exercising their Investment Options, they will exchange the MEIP Debentures acquired thereby for Series B Preferred Shares. Canadian participants have further undertaken that, immediately upon such exchange, they will convert their Series B Preferred Shares into Common Shares. Pursuant to the MEIP, Raymond L. Loewen has entered into a binding commitment to purchase MEIP Debentures.
At his option, Mr. Loewen may hold the Series B Preferred Shares that he acquires on exchange of such MEIP Debentures. It is unlikely that any participants in the MEIP will be

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entitled to
purchase MEIP Debentures, and exchange them for Series B
Preferred Shares, before June 15, 1999.


          SERIES C PREFERRED SHARES

          In December 1995, the Loewen Board of Directors designated 880,000 First Preferred Shares as Series C Preferred Shares. In May 1996, each Series C Preferred Share was subdivided into ten Series C Preferred Shares; accordingly, currently 8,800,000 First Preferred Shares are designated as Series C Preferred Shares.


CLASSIFICATION OF THE BOARD OF DIRECTORS

          The Board of Directors of Loewen presently consists of fourteen members and four classes consisting of two classes of four directors each and two classes of three directors each. One class of directors is elected each annual general meeting of the shareholders of Loewen, for a term expiring on the fourth annual general meeting of the shareholders following their election. No cumulative voting by the Common Shares is permitted or required in connection with the voting of directors.

SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

          On April 20, 1990, the Board of Directors of Loewen approved the Rights Plan, which was confirmed by Loewen's shareholders in accordance with the provisions of the Rights Plan at the annual general meeting of Shareholders on May 24, 1990 and re-confirmed for an additional five year period at the annual general meeting of Shareholders on May 17, l995. The Rights Plan is currently set to expire on April 20, 2000. This summary of the Rights Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Rights Plan, which is incorporated herein by reference. Certain capitalized terms used below without definition are used as defined in the Rights Plan.

          The Rights Plan is intended to discourage unfair takeover bid tactics and to give the Board of Directors time, if there is an unsolicited bid, to pursue alternatives to maximize shareholder value. To preserve the shareholders' right to consider take-over bids on a fully-informed basis, the Rights Plan provides that a bidder's position may be substantially diluted if it does not either make a "Permitted Bid" directly to all shareholders or negotiate with the Board for a waiver of the Rights Plan's provisions.

          Unless and until the Rights "separate", each Common
Share carries one Right, which is evidenced by the share certificate and is transferable only along with the Common Share.

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          The Rights would separate upon:

          (1) the tenth day after the date of first public announcement of a Take-over Bid or the intention of any one
     (other than the Company or a subsidiary of the Company) to make a Take-over Bid, other than a Permitted Bid;

          (2) the tenth day after the date of first public announcement of facts indicating that any person has become the Beneficial Owner of 20% or more of the outstanding Common Shares (unless otherwise exempt under the Rights
     Plan);

          (3) a Flip-over Transaction or Event, which is generally either

               a.   a business combination whereby the Common
     Shares would be changed; or
               b. a sale of more than 50% of the consolidated assets of the Company; or

          (4) such earlier or later date as may be determined by the Board of Directors, acting in good faith; provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time.

          In the case of a Take-over Bid (so long as a Flip-in Event has not occurred), each Right would entitle the holder (other than the bidder) to acquire one Common Share for the Exercise Price; in the other cases described above, each Right would entitle the holder (other than the bidder) to acquire for the Exercise Price, Common Shares (in the case of a Flip-in Event) or common shares of the combined entity or purchaser (in the case of a Flip-over Transaction or Event) having an aggregate Market Price of two times the Exercise Price. The Exercise Price is currently Cdn. $125 and is subject to anti-dilution provisions.

          Under the Rights Plan, a Flip-in Event will occur ten days after the acquisition of Beneficial Ownership of more than 20% of the Common Shares except:

     a.   by way of a Permitted Bid (as defined herein);

     b.   by an acquirer who obtains a waiver from the Board;

     c. as a result of the death of a Beneficial Owner of Common Shares;

     d. by a person who held more than 20% of the Common Shares on April 20, 1990, who is "grandfathered" subject to a number of restrictions (a "Grandfathered Person"); or

     e. by registered pension plans whose governing legislation does not permit them to hold more than 30% of Common Shares and who acquire shares independently for investment.

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


A "Permitted Bid" is a take-over bid that complies with all applicable securities laws and is:

          (1) for all Common Shares and to all holders, wherever resident;

          (2) made by a bidder who (with related parties) does not own more than 5% of the Common Shares (unless the bidder owned at least that percentage on April 20, 1990); and

          (3) conditioned upon approval by a majority of the votes cast by "Independent Shareholders" (those other than certain shareholders who have acquired more than 20% of the Common Shares or who have made a Takeover-Bid, their Associates, Affiliate or persons acting jointly or in concert with them), and expire no earlier than five business days after the shareholders' meeting called to consider it.

          To Loewen's knowledge, the only "Grandfathered Persons" are Raymond L. Loewen and Anne Loewen. The holdings of a Grandfathered Person can be increased by up to 2% of the Common Shares without causing a Flip-in Event to occur. A person who acquires Common Shares as a result of the death of a Grandfathered Person or who buys all of the Common Shares beneficially owned by a Grandfathered Person would also be a Grandfathered Person, but to make a Permitted Bid such a buyer would have to offer the other holders of Common Shares consideration at least equal to that paid to the selling Grandfathered Person.

ITEM 7.   EXHIBITS.

          99.1 Altered Memorandum of Loewen, filed with the British Columbia Registrar of Companies (the
               "Registrar") on June 21, 1996 (1)

          99.2 Articles of Loewen, restated, filed with the Registrar on March 1, 1988, as amended (2)

          99.3 Shareholder Protection Rights Plan, dated as of
               April 20, 1990, as amended on May 24, 1990 and
               April 7, 1994 and reconfirmed on May 17, 1995 (3)

          (1)  Incorporated by reference from Loewen's
               Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 15, 1996
               (File No. 1-12163).

          (2)  Incorporated by reference from Loewen's
               Annual Report on Form 10-K for the year ended
               December 31, 1995, filed on March 28, 1996, as amended (File No. 0-18429).

          (3)  Incorporated by reference from Loewen's
               Annual Report on Form 10-K for the year ended
               December 31, 1994, filed on March 31, 1995 (File
               No. 0-18429).

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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 2, 1997

                              THE LOEWEN GROUP INC.





                              By:  /s/ Dwight K. Hawes
                              Name:  Dwight K. Hawes
                              Title:  Vice-President, Finance


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